Exhibit 99.2

INDEPENDENCE REALTY TRUST

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q4 & Full Year 2023

Destination at Arista
Broomfield, CO

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
December 31, 2023
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and certain actions that we expect or seek to take in connection with our Portfolio Optimization and Deleveraging Strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Fourth Quarter and Full Year 2023 Financial Results
Introduces Full Year 2024 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 14, 2024 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2023 financial results and provided its full year 2024 guidance.
Fourth Quarter Highlights
•Net loss available to common shares of $40.5 million for the quarter ended December 31, 2023 compared to net income available to common shares of $33.6 million for the quarter ended December 31, 2022.
•Loss per diluted share of $0.18 for the quarter ended December 31, 2023 compared to earnings per diluted share of $0.15 for the quarter ended December 31, 2022.
•Same-store portfolio net operating income (“NOI”) growth of 3.3% for the quarter ended December 31, 2023 compared to the quarter ended December 31, 2022.
•Core Funds from Operations (“CFFO”) of $68.7 million for the quarter ended December 31, 2023 compared to $66.8 million for the quarter ended December 31, 2022. CFFO per share was $0.30 for the fourth quarter of 2023, as compared to $0.29 for the fourth quarter of 2022.
•Adjusted EBITDA of $95.6 million for the quarter ended December 31, 2023 compared to $93.0 million for the quarter ended December 31, 2022.
•Value add program completed renovations at 486 units during the quarter ended December 31, 2023, achieving a weighted average return on investment during the quarter of 17.1%.
Full Year Highlights
•Net loss available to common shares of $17.2 million for the year ended December 31, 2023 compared to net income available to common shares of $117.2 million for the year ended December 31, 2022.
•Loss per diluted share of $0.08 for the year ended December 31, 2023 compared to earnings per diluted share of $0.53 for the year ended December 31, 2022.
•Same-store portfolio NOI growth of 5.7% for the year ended December 31, 2023 compared to the year ended December 31, 2022.
•CFFO of $263.9 million for the year ended December 31, 2023 compared to $247.4 million for the year ended December 31, 2022. CFFO per share was $1.15 for the year ended December 31, 2023, as compared to $1.08 for the year ended December 31, 2022.
•Adjusted EBITDA of $366.8 million for the year ended December 31, 2023 compared to $346.9 million for the year ended December 31, 2022.
•Value add program completed renovations at 2,455 units during the year ended December 31, 2023, achieving a weighted average return on investment during the year of 16.1%.
2024 Guidance Highlights
•Earnings per diluted share of $0.42 at the mid-point of our guidance range.
•CFFO per share of $1.14 at the mid-point of our guidance range.
•2024 same-store NOI growth of 2.5% at the mid-point of our guidance range.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as, discussion of our same-store methodology.

Management Commentary
“For full year 2023, we delivered growth of 5.7% in same-store NOI and 6.5% in CFFO per share as we remained focused on driving occupancy and delivering our planned value add improvements,” said Scott Schaeffer, Chairman and CEO of IRT. “In fourth quarter 2023 and first quarter 2024-to-date, we have made notable progress advancing our Portfolio Optimization and Deleveraging Strategy, selling six non-core assets, which strengthened our balance sheet. As we look out to full year 2024, we will continue to take decisive action to drive value, prioritize higher resident retention and lower unit vacancies. We also plan to fully execute our Portfolio Optimization and Deleveraging Strategy, thereby increasing our financial flexibility and decreasing our leverage.”
Same-Store Portfolio(1) Operating Results

	Fourth Quarter 2023 Compared to Fourth Quarter 2022	Full Year 2023 Compared to Full Year 2022
Rental and other property revenue	3.7% increase	5.7% increase
Property operating expenses	4.5% increase	5.6% increase
NOI	3.3% increase	5.7% increase
Portfolio average occupancy	70 bps increase to 94.5%	70 bps decrease to 94.0%
Portfolio average rental rate	2.4% increase to $1,551	6.4% increase to $1,537
NOI Margin	30 bps decrease to 64.3%	No change -- 63.0%
(1)Same-store portfolio includes 106 properties, which represent 31,829 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	4Q 2023	1Q 2024(3)
Same-Store Portfolio(1)
Average Occupancy	94.5%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.2)%	(2.0)%
Renewal Leases	4.8%	4.5%
Blended	0.2%	2.1%
Resident Retention Rate	51.0%	52.6%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.9%	94.6%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.4)%	(2.6)%
Renewal Leases	4.6%	4.5%
Blended	0.0%	1.8%
Resident Retention Rate	50.7%	52.1%
Value Add (21 properties with Ongoing Value Add)
Average Occupancy	93.3%	93.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(3.4)%	0.3%
Renewal Leases	6.0%	4.4%
Blended	0.7%	3.0%
Resident Retention Rate	52.5%	54.4%
(1)Same-store portfolio includes 106 properties, which represent 31,829 units.

(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)1Q 2024 average occupancy and resident retention rates are through February 12, 2024. 1Q 2024 new lease and renewal rates are for leases commencing during 1Q 2024 that were signed as of February 12, 2024.
(4)As of February 12, 2024, same-store portfolio occupancy was 94.2%, same-store portfolio excluding ongoing value add occupancy was 94.5%, and value add occupancy was 93.3%.
Portfolio Optimization and Deleveraging Strategy Update
On October 30, 2023, we announced our Portfolio Optimization and Deleveraging Strategy, which targets sales of 10 properties located in seven markets in order to exit or reduce our presence in these markets while also deleveraging our balance sheet. On January 3, 2024, we announced that four properties in four markets were sold in December 2023 for a total gross sales price of $200.7 million and proceeds from the sales were used to repay $196.8 million of debt.
As discussed further below, the six remaining assets that are part of the Portfolio Optimization and Deleveraging Strategy were classified as held for sale as of December 31, 2023. Two of these six assets were sold subsequent to December 31, 2023 and, as of the date of this release, the remaining four assets are under contract, through due diligence, and are expected to close in the first quarter of 2024. Once the sale of all 10 properties are complete, we expect to have generated $525 million in gross sales proceeds, used those proceeds to reduce our outstanding debt by approximately $519 million, reduced our net debt to Adjusted EBITDA ratio by approximately 0.8x with a $0.03 dilutive impact to CFFO, and to have exited five single asset markets.
While the four remaining properties that are part of the Portfolio Optimization and Deleveraging Strategy are under contract, there can be no assurance that the sales will be consummated at expected pricing levels, within expected time frames, or at all.
Value Add Program
We completed renovations on 486 units during the quarter ended December 31, 2023, achieving a return on investment of 17.1%, with an average cost per unit renovated of $18,264, and an average monthly rent increase per renovated unit of $260. For the twelve months ended December 31, 2023, we have completed renovations on 2,455 units, achieving a return on investment of 16.1%, with an average cost per unit renovated of $17,208, and an average monthly rent increase per renovated unit of $231. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of December 31, 2023.

In addition, we’ve added several new communities to our value add program and anticipate starting renovations at those communities during the first half of 2024.
Investment Activity
Properties Held for Sale and Dispositions
In connection with our Portfolio Optimization and Deleveraging Strategy, we sold properties during the fourth quarter 2023 and first quarter 2024 as follows.

During the three months ended December 31, 2023, we sold four properties for a combined sales price of $200.7 million and we recognized a net loss on impairment of $34.8 million.

As of December 31, 2023, we had six properties classified as held for sale. We recorded an impairment charge during the three months ended December 31, 2023 related to five of the six properties in the aggregate amount of $33.0 million. We expect to recognize a gain of approximately $25.9 million upon the sale of the sixth property.

Subsequent to December 31, 2023, we sold two properties that had been classified as held for sale for gross sales proceeds of $128 million. The proceeds from all dispositions were used or will be used to reduce indebtedness.

Capital Expenditures
For the three months ended December 31, 2023, recurring capital expenditures for the total portfolio were $3.6 million, or $107 per unit. For the year ended December 31, 2023, recurring capital expenditures for the total portfolio were $19.4 million, or $576 per unit.
Dividend Distribution
On December 11, 2023, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The fourth quarter dividend was paid on January 19, 2024 to stockholders of record at the close of business on December 29, 2023.
2024 EPS, FFO and CFFO Guidance
We are introducing 2024 EPS, FFO, and CFFO per share and same-store NOI guidance ranges. Earnings per diluted share is projected to be in the range of $0.40 to $0.44. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2024 Full Year EPS and CFFO Guidance(1)(2)	Low	High
Earnings per share	$0.40	$0.44
Adjustments:
Depreciation and amortization	0.87	0.87
Gain on sale of real estate assets(3)	(0.11)	(0.11)
FFO per share	1.16	1.20
Loan (premium accretion) discount amortization, net	(0.04)	(0.04)
CFFO per share	$1.12	$1.16
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.9 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes a gain expected to be realized in Q1 2024 related to the sale of one of the properties identified as held for sale as of December 31, 2023.

2024 Guidance Assumptions
Our key guidance assumptions for 2024 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	2024 Outlook(1)
Number of properties/units	109 properties / 32,507 units
Property revenue growth	3.0% to 4.5%
Controllable operating expense growth	4.9% to 5.9%
Real estate tax and insurance expense growth	6.1% to 7.1%
Total operating expense growth	5.4% to 6.4%
NOI growth	1.0% to 4.0%

Corporate Expenses
General and administrative & Property management expenses	$51.5 million to $54.5 million
Interest expense(2)	$83.0 million to $85.0 million

Transaction/Investment Volume
Acquisition volume	None
Disposition volume(3)	$324 million

Capital Expenditures
Recurring	$21.0 million to $23.0 million
Value add & non-recurring	$83.0 million to $85.0 million
Development	$54.5 million to $55.5 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” .
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.
(3)Includes $128 million related to the sale of two of the six properties identified as held for sale as of December 31, 2023 and $196 million related to the other four properties, which are under contract and expected to be sold in Q1 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 15, 2024 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.660.9916, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, February 22, 2024 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and certain actions that we expect or seek to take in connection with our Portfolio Optimization and Deleveraging Strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Selected Financial Information:
Operating Statistics:
Net (loss) income available to common shares	$(40,515)	$3,930	$10,709	$8,648	$33,631
(Loss) earnings per share -- diluted	$(0.18)	$0.02	$0.05	$0.04	$0.15
Rental and other property revenue	$166,730	$168,375	$163,601	$161,135	$162,493
Property operating expenses	$59,703	$63,300	$62,071	$59,255	$57,450
NOI	$107,027	$105,075	$101,530	$101,880	$105,043
NOI margin	64.2%	62.4%	62.1%	63.2%	64.6%
Adjusted EBITDA	$95,640	$94,415	$89,156	$87,594	$93,017
FFO per share	$0.31	$0.31	$0.28	$0.27	$0.31
CFFO per share	$0.30	$0.30	$0.28	$0.27	$0.29
Dividends per share	$0.16	$0.16	$0.16	$0.14	$0.14
CFFO payout ratio	53.3%	53.3%	57.1%	51.9%	48.3%
Portfolio Data:
Total gross assets	$6,960,554	$7,225,447	$7,117,404	$7,045,306	$7,034,902
Total number of operating properties (a)	116	120	119	119	120
Total units (a)	34,431	35,427	35,249	35,249	35,526
Portfolio period end occupancy (a)	94.6%	94.4%	94.6%	94.1%	93.6%
Portfolio average occupancy (a)	94.4%	94.6%	94.1%	93.1%	93.9%
Portfolio average effective monthly rent, per unit (a)	$1,558	$1,556	$1,538	$1,535	$1,522
Same-store portfolio period end occupancy (b)	94.7%	94.4%	94.6%	94.1%	93.5%
Same-store portfolio average occupancy (b)	94.5%	94.5%	94.1%	93.0%	93.8%
Same-store portfolio average effective monthly rent, per unit (b)	$1,551	$1,544	$1,527	$1,524	$1,514
Capitalization:
Total debt (c)	$2,549,409	$2,715,710	$2,650,805	$2,628,632	$2,631,645
Common share price, period end	$15.30	$14.07	$18.22	$16.03	$16.86
Market equity capitalization	$3,528,996	$3,245,135	$4,202,342	$3,694,970	$3,880,432
Total market capitalization	$6,078,405	$5,960,845	$6,853,147	$6,323,602	$6,512,077
Total debt/total gross assets	36.6%	37.6%	37.2%	37.3%	37.4%
Net debt to Adjusted EBITDA (d)	6.7x	7.0x	7.2x	7.3x	6.9x
Interest coverage	4.1x	4.3x	4.0x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	224,706,731	224,695,566	224,697,889	224,556,870	224,064,940
OP units outstanding	5,946,571	5,946,571	5,946,571	5,946,571	6,091,171
Common shares and OP units outstanding	230,653,302	230,642,137	230,644,460	230,503,441	230,156,111
Weighted average common shares and OP units	230,452,570	230,444,945	230,369,086	230,186,297	229,994,927
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Same-store portfolio consists of 106 properties, which represent 31,829 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended December 31, 2023, net debt to Adjusted EBITDA excluding adjustments for these items was 6.5x, 7.0x, 7.2x, 7.3x, and 6.9x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Assets:
Real estate held for investment, at cost	$6,259,212	$6,754,022	$6,610,233	$6,648,907	$6,615,243
Less: accumulated depreciation	(582,760)	(567,200)	(519,680)	(475,001)	(425,034)
Real estate held for investment, net	5,676,452	6,186,822	6,090,553	6,173,906	6,190,209
Real estate held for sale	296,334	75,392	86,576	—	35,777
Real estate under development	98,365	83,547	121,733	124,983	105,518
Cash and cash equivalents	22,852	17,216	14,349	12,448	16,084
Restricted cash	27,880	31,772	28,163	22,385	27,933
Investment in unconsolidated real estate entities	89,044	87,592	99,968	92,882	80,220
Other assets	39,245	41,926	31,799	34,360	34,846
Derivative assets	29,937	53,258	44,259	32,783	41,109
Intangible assets, net	66	265	—	—	399
Total assets	$6,280,175	$6,577,790	$6,517,400	$6,493,747	$6,532,095
Liabilities and Equity:
Indebtedness, net	$2,426,788	$2,675,117	$2,609,903	$2,628,632	$2,631,645
Indebtedness associated with real estate held for sale, net	122,621	40,593	40,902	—	—
Accounts payable and accrued expenses	109,074	138,549	115,664	105,873	109,677
Accrued interest payable	7,917	8,275	7,986	7,979	7,713
Dividends payable	36,858	36,858	36,856	32,232	32,189
Derivative liabilities	—	—	—	2,283	—
Other liabilities	9,723	10,642	11,172	11,813	13,004
Total liabilities	2,712,981	2,910,034	2,822,483	2,788,812	2,794,228
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,247	2,247	2,247	2,246	2,241
Additional paid in capital	3,751,942	3,751,001	3,754,839	3,753,074	3,751,056
Accumulated other comprehensive income	25,513	47,910	38,823	25,101	35,102
Accumulated deficit	(348,405)	(271,982)	(239,972)	(214,775)	(191,735)
Total shareholders' equity	3,431,297	3,529,176	3,555,937	3,565,646	3,596,664
Noncontrolling Interests	135,897	138,580	138,980	139,289	141,203
Total equity	3,567,194	3,667,756	3,694,917	3,704,935	3,737,867
Total liabilities and equity	$6,280,175	$6,577,790	$6,517,400	$6,493,747	$6,532,095

STATEMENTS OF OPERATIONS, FFO & CFFO
TRAILING FIVE QUARTERS (Dollars in thousands, except per share data)

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Revenue:
Rental and other property revenue	$166,730	$168,375	$163,601	$161,135	$162,493
Other revenue	316	232	354	239	306
Total revenue	167,046	168,607	163,955	161,374	162,799
Expenses:
Property operating expenses	59,703	63,300	62,071	59,255	57,450
Property management expenses	6,660	7,232	6,818	6,371	6,593
General and administrative expenses (a)	5,043	3,660	5,910	8,154	5,739
Depreciation and amortization expense	55,902	55,546	53,984	53,536	52,161
Casualty losses (gains), net	59	35	680	151	(1,690)
Total expenses	127,367	129,773	129,463	127,467	120,253
Interest expense	(23,537)	(22,033)	(22,227)	(22,124)	(23,337)
(Loss on impairment) gain on sale of real estate assets, net	(56,263)	(11,268)	—	985	17,044
Loss on extinguishment of debt	(124)	—	—	—	—
Other (loss) income, net	(79)	(369)	(72)	93	57
(Loss) gain from investments in unconsolidated real estate entities	(1,330)	(1,178)	(1,205)	(776)	242
Merger and integration costs	—	—	—	—	(2,028)
Restructuring costs	—	—	—	(3,213)	—
Net (loss) income	$(41,654)	$3,986	$10,988	$8,872	$34,524
Loss (income) allocated to noncontrolling interests	1,139	(56)	(279)	(224)	(893)
Net (loss) income available to common shares	$(40,515)	$3,930	$10,709	$8,648	$33,631
(Loss) earnings per share - basic	$(0.18)	$0.02	$0.05	$0.04	$0.15
Weighted-average shares outstanding - Basic	224,505,999	224,498,374	224,422,515	224,226,873	223,903,756
(Loss) earnings per share - diluted	$(0.18)	$0.02	$0.05	$0.04	$0.15
Weighted-average shares outstanding - Diluted	224,505,999	225,140,555	225,073,890	225,088,659	224,915,128
Funds From Operations (FFO):
Net (loss) income	$(41,654)	$3,986	$10,988	$8,872	$34,524
Add-Back (Deduct):
Real estate depreciation and amortization	55,510	55,217	53,701	53,287	51,957
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	636	486	575	418	416
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	57,492	11,268	—	(314)	(16,635)
FFO	$71,984	$70,957	$65,264	$62,263	$70,262
FFO per share	$0.31	$0.31	$0.28	$0.27	$0.31
CORE Funds From Operations (CFFO):
FFO	$71,984	$70,957	$65,264	$62,263	$70,262
Add-Back (Deduct):
Other depreciation and amortization	391	329	283	249	204
Casualty losses (gains), net	59	35	680	151	(1,690)
Loan (premium accretion) discount amortization, net	(2,659)	(2,747)	(2,737)	(2,755)	(2,760)
Prepayment (gains) penalties on asset dispositions	(1,229)	—	—	(670)	(409)
Loss on extinguishment of debt	124	—	—	—	—
Other expense (income), net	79	429	192	42	(860)
Merger and integration costs	—	—	—	—	2,028
Restructuring costs	—	—	—	3,213	—
CFFO	$68,749	$69,003	$63,682	$62,493	$66,775
CFFO per share	$0.30	$0.30	$0.28	$0.27	$0.29
Weighted-average shares and units outstanding	230,452,570	230,444,945	230,369,086	230,186,297	229,994,927
(a)Included in the three months ended March 31, 2023 is $2.7 million of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO (Dollars in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Rental and other property revenue	$166,730	$162,493	$659,841	$627,414
Other revenue	316	306	1,142	1,111
Total revenue	167,046	162,799	660,983	628,525
Expenses:
Property operating expenses	59,703	57,450	244,330	232,275
Property management expenses	6,660	6,593	27,081	24,033
General and administrative expenses	5,043	5,739	22,766	26,260
Depreciation and amortization expense	55,902	52,161	218,968	252,849
Casualty losses (gains), net	59	(1,690)	925	(8,866)
Total expenses	127,367	120,253	514,070	526,551
Interest expense	(23,537)	(23,337)	(89,921)	(86,955)
(Loss on impairment) gain on sale of real estate assets, net	(56,263)	17,044	(66,547)	111,756
Loss on extinguishment of debt	(124)	—	(124)	—
Other (loss) income, net	(79)	57	(427)	1,558
(Loss) gain from investments in unconsolidated real estate entities	(1,330)	242	(4,488)	(2,169)
Merger and integration costs	—	(2,028)	—	(5,505)
Restructuring costs	—	—	(3,213)	—
Net (loss) income	(41,654)	34,524	(17,807)	120,659
Loss (income) allocated to noncontrolling interests	1,139	(893)	580	(3,410)
Net (loss) income available to common shares	$(40,515)	$33,631	$(17,227)	$117,249
(Loss) earnings per share - basic	$(0.18)	$0.15	$(0.08)	$0.53
Weighted-average shares outstanding - Basic	224,505,999	223,903,756	224,414,443	221,965,460
(Loss) earnings per share - diluted	$(0.18)	$0.15	$(0.08)	$0.53
Weighted-average shares outstanding - Diluted	224,505,999	224,915,128	224,414,443	223,012,828
Funds From Operations (FFO):
Net (loss) income	$(41,654)	$34,524	$(17,807)	$120,659
Add-Back (Deduct):
Real estate depreciation and amortization	55,510	51,957	217,716	251,545
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	636	416	2,115	2,320
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	57,492	(16,635)	68,447	(111,347)
FFO	$71,984	$70,262	$270,471	$263,177
FFO per share	$0.31	$0.31	$1.17	$1.15
CORE Funds From Operations (CFFO):
FFO	$71,984	$70,262	$270,471	$263,177
Add-Back (Deduct):
Other depreciation and amortization	391	204	1,252	1,304
Casualty losses (gains), net	59	(1,690)	925	(8,866)
Loan (premium accretion) discount amortization, net	(2,659)	(2,760)	(10,899)	(11,005)
Prepayment (gains) penalties on asset dispositions	(1,229)	(409)	(1,900)	(409)
Loss on extinguishment of debt	124	—	124	—
Other expense (income), net	79	(860)	743	(2,298)
Merger and integration costs	—	2,028	—	5,505
Restructuring costs	—	—	3,213	—
CFFO	$68,749	$66,775	$263,929	$247,408
CFFO per share	$0.30	$0.29	$1.15	$1.08
Weighted-average shares and units outstanding	230,452,570	229,994,927	230,364,184	228,452,958

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net (loss) income	$(41,654)	$3,986	$10,988	$8,872	$34,524
Add-Back (Deduct):
Interest expense	23,537	22,033	22,227	22,124	23,337
Depreciation and amortization	55,902	55,546	53,984	53,536	52,161
Casualty losses (gains), net	59	35	680	151	(1,690)
Loss on impairment (gain on sale) of real estate assets, net	56,263	11,268	—	(985)	(17,044)
Loss on extinguishment of debt	124	—	—	—	—
Merger and integration costs	—	—	—	—	2,028
Loss (gain) from investments in unconsolidated real estate entities	1,330	1,178	1,205	776	(242)
Other loss (income), net	79	369	72	(93)	(57)
Restructuring costs	—	—	—	3,213	—
Adjusted EBITDA	$95,640	$94,415	$89,156	$87,594	$93,017

INTEREST COST:
Interest expense	$23,537	$22,033	$22,227	$22,124	$23,337

INTEREST COVERAGE:	4.1x	4.3x	4.0x	4.0x	4.0x

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(41,654)	$34,524	$(17,807)	$120,659
Add-Back (Deduct):
Interest expense	23,537	23,337	89,921	86,955
Depreciation and amortization	55,902	52,161	218,968	252,849
Casualty losses (gains), net	59	(1,690)	925	(8,866)
Loss on impairment (gain on sale) of real estate assets, net	56,263	(17,044)	66,547	(111,756)
Loss on extinguishment of debt	124	—	124	—
Merger and integration costs	—	2,028	—	5,505
Loss (gain) from investments in unconsolidated real estate entities	1,330	(242)	4,488	2,360
Other loss (income), net	79	(57)	427	(822)
Restructuring costs	—	—	3,213	—
Adjusted EBITDA	$95,640	$93,017	$366,806	$346,884

INTEREST COST:
Interest expense	$23,537	$23,337	$89,921	$86,955

INTEREST COVERAGE:	4.1x	4.0x	4.1x	4.0x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Revenue:
Rental and other property revenue	$149,085	$150,268	$146,748	$143,648	$143,747
Property Operating Expenses:
Real estate taxes	18,305	18,208	18,275	18,158	18,240
Property insurance	4,185	4,006	3,553	2,902	3,053
Personnel expenses	11,638	11,883	11,639	11,020	11,202
Utilities	7,338	7,639	7,013	7,286	7,226
Repairs and maintenance	3,406	5,736	5,997	5,405	3,431
Contract services	5,159	5,538	5,871	5,044	4,666
Advertising expenses	1,595	1,899	1,575	1,280	1,129
Other expenses	1,552	1,580	1,749	1,770	1,932
Total property operating expenses	53,178	56,489	55,672	52,865	50,879
Same-store portfolio NOI	$95,907	$93,779	$91,076	$90,783	$92,868

Same-store portfolio NOI margin	64.3%	62.4%	62.1%	63.2%	64.6%
Average occupancy	94.5%	94.5%	94.1%	93.0%	93.8%

Average effective monthly rent, per unit	$1,551	$1,544	$1,527	$1,524	$1,514

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Rental and other property revenue
Same-store portfolio	$149,085	$150,268	$146,748	$143,648	$143,747
Non same-store portfolio	17,645	18,107	16,853	17,487	18,746
Total rental and other property revenue	166,730	168,375	163,601	161,135	162,493
Property operating expenses
Same-store portfolio	53,178	56,489	55,672	52,865	50,879
Non same-store portfolio	6,525	6,811	6,399	6,390	6,571
Total property operating expenses	59,703	63,300	62,071	59,255	57,450
NOI
Same-store portfolio	95,907	93,779	91,076	90,783	92,868
Non same-store portfolio	11,120	11,296	10,454	11,097	12,175
Total property NOI	$107,027	$105,075	$101,530	$101,880	$105,043

(a)Same-store portfolio consists of 106 properties, which represent 31,829 units.
(b)See definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022
Dollars in thousands, except per unit data

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2023	2022	% change	2023	2022	% change
Revenue:
Rental and other property revenue	$149,085	$143,747	3.7%	$589,749	$558,203	5.7%
Property Operating Expenses:
Real estate taxes	18,305	18,240	0.4%	72,947	72,406	0.7%
Property insurance	4,185	3,053	37.1%	14,647	11,683	25.4%
Personnel expenses	11,638	11,202	3.9%	46,179	45,347	1.8%
Utilities	7,338	7,226	1.5%	29,277	28,026	4.5%
Repairs and maintenance	3,406	3,431	(0.7)%	20,545	18,484	11.2%
Contract services	5,159	4,666	10.6%	21,612	18,998	13.8%
Advertising expenses	1,595	1,129	41.3%	6,350	4,852	30.9%
Other expenses	1,552	1,932	(19.7)%	6,652	6,891	(3.5)%
Total property operating expenses	53,178	50,879	4.5%	218,209	206,687	5.6%
Same-store portfolio NOI	$95,907	$92,868	3.3%	$371,540	$351,516	5.7%

Same-store portfolio NOI margin	64.3%	64.6%	(0.3)%	63.0%	63.0%	—%
Average occupancy	94.5%	93.8%	0.7%	94.0%	94.7%	(0.7)%
Average effective monthly rent, per unit	$1,551	$1,514	2.4%	$1,537	$1,445	6.4%
(a)Same-store portfolio consists of 106 properties, which represent 31,829 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED DECEMBER 31, 2023
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Atlanta, GA	13	5,180	$24,400	$23,608	3.4%	$9,209	$8,457	8.9%	$15,188	$15,149	0.3%	92.6%	92.6%	—%	$1,648	$1,615	2.0%
Dallas, TX	14	4,007	21,700	21,399	1.4%	8,401	8,633	(2.7)%	13,299	12,766	4.2%	94.1%	94.4%	(0.3)%	1,814	1,770	2.5%
Columbus, OH	10	2,510	10,805	10,391	4.0%	3,722	3,503	6.3%	7,083	6,888	2.8%	94.5%	95.3%	(0.8)%	1,425	1,348	5.7%
Raleigh - Durham, NC	6	1,690	7,957	7,622	4.4%	2,579	2,346	9.9%	5,378	5,275	2.0%	94.9%	94.8%	0.1%	1,562	1,519	2.8%
Oklahoma City, OK	8	2,147	7,887	7,497	5.2%	2,553	2,423	5.4%	5,334	5,075	5.1%	95.3%	92.2%	3.1%	1,184	1,152	2.8%
Indianapolis, IN	7	1,979	8,388	7,953	5.5%	3,087	2,915	5.9%	5,301	5,038	5.2%	94.5%	93.6%	0.9%	1,369	1,317	3.9%
Denver, CO	6	1,397	7,537	7,466	1.0%	2,342	2,303	1.7%	5,195	5,163	0.6%	95.4%	95.0%	0.4%	1,725	1,705	1.2%
Nashville, TN	4	1,412	7,086	6,692	5.9%	2,312	2,153	7.4%	4,775	4,540	5.2%	94.7%	91.2%	3.5%	1,645	1,610	2.2%
Memphis, TN	4	1,383	6,111	6,186	(1.2)%	1,997	1,884	6.0%	4,114	4,302	(4.4)%	92.8%	93.3%	(0.5)%	1,519	1,521	(0.1)%
Tampa-St. Petersburg, FL	4	1,104	6,201	5,735	8.1%	2,197	2,008	9.4%	4,004	3,727	7.4%	96.3%	95.7%	0.6%	1,824	1,763	3.5%
Houston, TX	5	1,308	5,761	5,492	4.9%	2,461	2,357	4.4%	3,300	3,135	5.3%	95.8%	93.5%	2.3%	1,423	1,392	2.2%
Birmingham, AL	2	1,074	4,698	4,654	0.9%	1,756	2,136	(17.8)%	2,943	2,518	16.9%	93.8%	90.3%	3.5%	1,482	1,473	0.6%
Louisville, KY	4	1,150	4,724	4,381	7.8%	1,832	1,779	3.0%	2,892	2,602	11.1%	96.3%	93.7%	2.6%	1,284	1,257	2.1%
Huntsville, AL	3	873	4,131	4,043	2.2%	1,327	1,294	2.6%	2,803	2,749	2.0%	95.8%	95.2%	0.6%	1,530	1,515	1.0%
Lexington, KY	3	886	3,777	3,663	3.1%	1,115	966	15.4%	2,662	2,697	(1.3)%	96.6%	96.6%	—%	1,323	1,270	4.2%
Myrtle Beach, SC - Wilmington, NC	3	628	2,687	2,658	1.1%	783	666	17.6%	1,904	1,992	(4.4)%	94.3%	95.2%	(0.9)%	1,420	1,400	1.4%
Charlotte, NC	2	480	2,625	2,598	1.0%	748	688	8.7%	1,878	1,910	(1.7)%	96.2%	96.4%	(0.2)%	1,773	1,747	1.5%
Cincinnati, OH	2	542	2,781	2,570	8.2%	996	843	18.1%	1,785	1,727	3.4%	95.1%	94.1%	1.0%	1,598	1,544	3.5%
Greenville, SC	1	702	2,689	2,430	10.7%	947	889	6.5%	1,742	1,541	13.0%	94.9%	95.0%	(0.1)%	1,293	1,234	4.8%
Charleston, SC	2	518	2,665	2,447	8.9%	941	833	13.0%	1,724	1,614	6.8%	94.4%	95.3%	(0.9)%	1,692	1,585	6.8%
Orlando, FL	1	297	1,658	1,538	7.8%	708	616	14.9%	950	922	3.0%	95.8%	94.6%	1.2%	1,815	1,770	2.5%
San Antonio, TX	1	306	1,421	1,466	(3.1)%	562	624	(9.9)%	860	842	2.1%	96.4%	97.6%	(1.2)%	1,475	1,506	(2.1)%
Austin, TX	1	256	1,396	1,258	11.0%	603	563	7.1%	793	696	13.9%	94.4%	87.3%	7.1%	1,808	1,741	3.8%
Total / Weighted Average	106	31,829	$149,085	$143,747	3.7%	$53,178	$50,879	4.5%	$95,907	$92,868	3.3%	94.5%	93.8%	0.7%	$1,551	$1,514	2.4%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
YEAR ENDED DECEMBER 31, 2023
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Atlanta, GA	13	5,180	$96,864	$92,762	4.4%	$36,220	$33,960	6.7%	$60,643	$58,799	3.1%	92.2%	93.8%	(1.6)%	$1,636	$1,540	6.2%
Dallas, TX	14	4,007	86,650	82,359	5.2%	34,300	34,857	(1.6)%	52,350	47,502	10.2%	94.2%	95.2%	(1.0)%	1,799	1,688	6.6%
Columbus, OH	10	2,510	42,386	39,759	6.6%	15,832	14,778	7.1%	26,555	24,981	6.3%	94.7%	95.1%	(0.4)%	1,391	1,292	7.7%
Raleigh - Durham, NC	6	1,690	31,541	29,033	8.6%	10,550	9,617	9.7%	20,991	19,416	8.1%	94.4%	95.1%	(0.7)%	1,544	1,417	9.0%
Denver, CO	6	1,397	29,974	28,451	5.4%	9,388	8,737	7.5%	20,586	19,715	4.4%	95.2%	95.1%	0.1%	1,720	1,647	4.4%
Oklahoma City, OK	8	2,147	31,111	29,564	5.2%	10,609	10,046	5.6%	20,501	19,519	5.0%	93.9%	94.7%	(0.8)%	1,172	1,103	6.3%
Indianapolis, IN	7	1,979	32,976	30,604	7.8%	12,730	11,764	8.2%	20,246	18,841	7.5%	94.0%	94.7%	(0.7)%	1,354	1,257	7.7%
Nashville, TN	4	1,412	27,547	26,397	4.4%	9,387	8,894	5.5%	18,160	17,503	3.8%	93.5%	94.5%	(1.0)%	1,620	1,530	5.9%
Memphis, TN	4	1,383	24,686	23,832	3.6%	8,237	7,903	4.2%	16,449	15,929	3.3%	93.5%	93.4%	0.1%	1,510	1,461	3.4%
Tampa-St. Petersburg, FL	4	1,104	24,417	21,928	11.4%	9,030	8,127	11.1%	15,387	13,801	11.5%	95.4%	94.7%	0.7%	1,808	1,657	9.1%
Houston, TX	5	1,308	22,882	21,567	6.1%	10,642	10,286	3.5%	12,240	11,280	8.5%	95.5%	94.2%	1.3%	1,402	1,359	3.2%
Birmingham, AL	2	1,074	18,535	18,565	(0.2)%	7,422	7,404	0.2%	11,113	11,161	(0.4)%	91.8%	93.3%	(1.5)%	1,472	1,425	3.3%
Huntsville, AL	3	873	16,380	15,983	2.5%	5,609	5,147	9.0%	10,772	10,837	(0.6)%	95.4%	95.3%	0.1%	1,536	1,475	4.1%
Louisville, KY	4	1,150	18,268	17,406	5.0%	7,554	7,259	4.1%	10,714	10,148	5.6%	94.2%	94.2%	—%	1,279	1,202	6.4%
Lexington, KY	3	886	14,956	14,044	6.5%	4,555	4,409	3.3%	10,401	9,635	8.0%	96.8%	96.4%	0.4%	1,295	1,218	6.3%
Charlotte, NC	2	480	10,547	9,777	7.9%	3,102	2,939	5.5%	7,445	6,837	8.9%	95.9%	96.1%	(0.2)%	1,768	1,635	8.1%
Myrtle Beach, SC - Wilmington, NC	3	628	10,711	10,001	7.1%	3,291	2,925	12.5%	7,420	7,077	4.8%	94.8%	95.6%	(0.8)%	1,412	1,303	8.4%
Cincinnati, OH	2	542	10,839	10,138	6.9%	4,038	3,287	22.8%	6,801	6,851	(0.7)%	94.5%	96.0%	(1.5)%	1,572	1,473	6.7%
Greenville, SC	1	702	10,461	9,706	7.8%	3,845	3,582	7.3%	6,616	6,123	8.1%	94.2%	95.0%	(0.8)%	1,268	1,185	7.0%
Charleston, SC	2	518	10,444	9,627	8.5%	4,184	3,648	14.7%	6,260	5,979	4.7%	94.6%	95.6%	(1.0)%	1,652	1,510	9.4%
Orlando, FL	1	297	6,363	5,792	9.9%	2,706	2,376	13.9%	3,657	3,416	7.1%	93.8%	94.5%	(0.7)%	1,805	1,655	9.1%
San Antonio, TX	1	306	5,773	5,800	(0.5)%	2,563	2,439	5.1%	3,210	3,361	(4.5)%	96.2%	96.7%	(0.5)%	1,482	1,481	0.1%
Austin, TX	1	256	5,438	5,108	6.5%	2,415	2,303	4.9%	3,023	2,805	7.8%	92.1%	93.5%	(1.4)%	1,791	1,648	8.7%
Total/Weighted Average	106	31,829	$589,749	$558,203	5.7%	$218,209	$206,687	5.6%	$371,540	$351,516	5.7%	94.0%	94.7%	(0.7)%	$1,537	$1,445	6.4%

PROPERTY PORTFOLIO (a)
NET OPERATING INCOME EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2023
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,090,678	93.6%	$1,648	$15,185	14.6%
Dallas, TX	14	4,007	866,009	94.6%	1,814	13,299	12.8%
Denver, CO (b) (c)	8	2,075	536,855	94.7%	1,734	7,564	7.0%
Columbus, OH	10	2,510	374,054	94.8%	1,425	7,083	6.8%
Raleigh - Durham, NC	6	1,690	254,971	95.5%	1,562	5,378	5.2%
Oklahoma City, OK	8	2,147	328,355	95.1%	1,184	5,334	5.1%
Indianapolis, IN	7	1,979	293,761	94.6%	1,369	5,301	5.1%
Tampa-St. Petersburg, FL	5	1,452	309,847	96.3%	1,822	5,189	5.0%
Nashville, TN	5	1,508	371,562	95.0%	1,634	5,154	5.0%
Houston, TX (c)	7	1,932	316,462	95.2%	1,459	4,842	4.7%
Memphis, TN	4	1,383	162,113	93.0%	1,519	4,114	4.0%
Huntsville, AL (d)	4	1,051	241,099	94.8%	1,527	3,318	3.2%
Birmingham, AL	2	1,074	233,911	93.2%	1,482	2,943	2.8%
Louisville, KY	4	1,150	147,033	96.3%	1,284	2,892	2.8%
Charlotte, NC	3	714	189,558	94.4%	1,762	2,715	2.6%
Lexington, KY	3	886	161,068	96.7%	1,323	2,662	2.6%
Myrtle Beach, SC - Wilmington, NC	3	628	68,185	93.3%	1,420	1,904	1.8%
Cincinnati, OH	2	542	123,464	92.3%	1,598	1,785	1.7%
Greenville, SC	1	702	124,546	96.0%	1,293	1,742	1.7%
Charleston, SC	2	518	81,866	94.6%	1,692	1,724	1.7%
Orlando, FL	1	297	50,331	94.9%	1,815	950	0.9%
Asheville, NC (c)	1	252	29,377	96.8%	1,552	893	0.9%
San Antonio, TX	1	306	57,300	95.4%	1,475	860	0.8%
Austin, TX	1	256	58,946	94.1%	1,808	793	0.8%
Chattanooga, TN (c)	1	192	30,179	89.1%	1,377	387	0.4%
Total / Weighted Average	116	34,431	$6,501,530	94.6%	$1,558	$104,011	100.0%
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)Includes properties included in our Portfolio Optimization and Deleveraging Strategy that were held for sale as of December 31, 2023. In the case of Denver, CO includes two properties comprised of 678 units, in the aggregate, and in the case of Houston, TX includes two properties comprised of 624 units, in the aggregate.
(d)Includes the Virtuoso joint venture property consolidated beginning August 1, 2023 as a result of an amendment to the joint venture agreement.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF DECEMBER 31, 2023

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (c)
Ongoing
Memphis, TN	1	362	283	276	$384	33.8%	$15,547	$807	$16,354	29.7%	28.2%
Indianapolis, IN	1	236	184	178	282	24.0%	15,583	1,484	17,067	21.7%	19.8%
Raleigh-Durham, NC	1	318	228	228	217	16.0%	15,942	1,046	16,988	16.4%	15.4%
Tampa-St. Petersburg, FL	2	612	364	373	368	23.6%	16,183	1,481	17,664	27.3%	25.0%
Austin, TX	1	256	151	153	240	14.1%	17,742	1,486	19,228	16.2%	15.0%
Atlanta, GA (d)	4	1,920	1,123	1,112	258	17.5%	16,660	1,824	18,484	18.5%	16.7%
Nashville, TN	1	418	241	230	160	8.9%	16,316	1,321	17,637	11.7%	10.9%
Oklahoma City, OK	3	793	427	411	155	16.3%	17,535	1,521	19,056	10.6%	9.8%
Dallas, TX	4	1,199	498	481	287	17.7%	19,071	2,102	21,173	18.1%	16.3%
Columbus, OH	4	1,098	356	340	289	20.7%	14,134	1,023	15,157	24.5%	22.9%
Total / Weighted Average	22	7,212	3,855	3,782	$265	19.0%	$16,635	$1,548	$18,183	19.1%	17.5%

Future (e)
Atlanta, GA	2	648	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	1	294	—	—	—	—	—	—	—	—	—
Dallas, TX	1	263	—	—	—	—	—	—	—	—	—
Denver, CO	1	252	—	—	—	—	—	—	—	—	—
Lexington, KY	1	436	—	—	—	—	—	—	—	—	—
Total / Weighted Average	6	1,893	—	—	—	—	—	—	—	—	—

Completed (f)
Wilmington, NC	1	288	288	287	$77	7.2%	$8,120	$56	$8,176	11.4%	11.3%
Raleigh-Durham, NC	1	328	325	323	195	18.0%	14,648	2,108	16,756	15.9%	13.9%
Louisville, KY	2	728	719	773	218	23.7%	15,472	2,173	17,645	16.9%	14.8%
Memphis, TN	2	691	646	643	189	18.6%	11,773	974	12,747	19.3%	17.8%
Columbus, OH	3	763	694	688	207	22.4%	10,162	666	10,828	24.5%	23.0%
Atlanta, GA	2	754	682	679	210	20.1%	9,129	1,398	10,527	27.6%	24.0%
Tampa-St. Petersburg, FL	2	624	562	560	227	19.1%	13,373	1,482	14,855	20.4%	18.3%
Total / Weighted Average	13	4,176	3,916	3,953	$199	19.8%	$11,906	$1,305	$13,211	20.1%	18.1%

Grand Total/Weighted Average	41	13,281	7,771	7,735	$231	19.4%	$14,241	$1,475	$15,716	19.5%	17.7%

(a) See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $216.
(b)See the definitions section for a full description of Renovation Costs per Unit.
(c)See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 18.2%. ROI-Total costs using rent premium including the impact of concessions was 16.5%.
(d)Renovations at one property comprised of 496 units in Atlanta, Georgia remain paused given current market conditions.
(e)Renovation projects expected to commence during the first half of 2024.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands except per unit amounts

2023 DISPOSITIONS

Property	Location	Units	Disposition date	Sale price	Price per unit	Average rent per unit at disposition	Gain on sale (loss on impairment) (a)
Eagle Lake Landing	Indianapolis, IN	277	2/28/23	$37,300	$135	$1,184	$1,179
The Meadows at River Run	Chicago, IL	374	12/20/23	72,700	194	1,869	(14,612)
Fielders Creek	Denver, CO	217	12/21/23	44,100	203	1,657	(11,019)
Cottage Trails at Culpepper Landing	Norfolk, VA	183	12/28/23	40,750	223	1,888	(10,168)
Oak Crossing	Fort Wayne, IN	222	12/28/23	43,100	194	1,437	1,029
Total		1,273		$237,950	$187	$1,611	$(33,591)
(a)Includes $1.9 million of prepayment gains on asset dispositions.

ASSETS HELD FOR SALE AS OF DECEMBER 31, 2023

Property	Location	Units	Q4 2023 Loss on Impairment
Villas of Kingwood (a)	Houston, TX	330	$(4,634)
Villas at Huffmeister	Houston, TX	294	(4,097)
Reserve at Creekside	Chattanooga, TN	192	(7,135)
Belmar Villas (a)	Denver, CO	318	(7,195)
Hearthstone at City Center	Denver, CO	360	(9,895)
Westmont Commons	Asheville, NC	252	—
Total		1,746	$(32,956)
(a) Villas of Kingwood and Belmar Villas were sold on February 13, 2024 at a sale price of $53,700 and $74,300, respectively.

REAL ESTATE UNDER DEVELOPMENT

Development	Destination at Arista (a)	Flatirons Apartments
Location	Denver, Colorado	Denver, Colorado
Planned Units	325	296
Start Date	3Q 2021	4Q 2022
Projected Initial Occupancy	2Q 2023	4Q 2024
Projected Completion Date	4Q 2023	4Q 2024
Projected Stabilization date	1Q 2025	1Q 2026
Total Estimated Development Costs	$102,800	$119,800
% of Development Costs Left to Fund	0%	45%
Real Estate Under Development at December 31, 2023	$32,134	$66,231
% of Planned Units Delivered as of December 31, 2023	73.5%	0%
Leased % as of February 12, 2024 (b)	56.9%	N/A
Occupancy % as of February 12, 2024 (b)	53.1%	N/A
(a)During the year ended December 31, 2023, 239 of the 325 units were completed, resulting in $77,520 being reclassified from real estate under development to real estate held for investment. We will continue to classify this property as a development property since it is in lease-up and has not reached overall occupancy of 90%.
(b)Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the number of delivered units.

INVESTMENT AND DEVELOPMENT ACTIVITY - (CONTINUED)

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES (a)

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (b)	Richmond, VA	402	—	$85,883	$64,000	84.8%	$—	$18,028
Views of Music City II / The Crockett (c)	Nashville, TN	408	—	66,079	43,275	50.0%	—	11,632
Lakeline Station	Austin, TX	378	Q4 2024	109,524	76,500	90.0%	—	32,126
The Mustang	Dallas, TX	275	Q4 2024	109,583	79,447	85.0%	—	27,258
Total		1,463		$371,069	$263,222		$—	$89,044
(a)Virtuoso was a former unconsolidated real estate entity that consists of 178 units in Huntsville, Alabama. We reassessed the accounting for Virtuoso upon an amendment to the joint venture agreement on August 1, 2023, and concluded that it is a voting interest entity and that we now control the major decisions that most significantly impact the joint venture through our 90% voting interest. Therefore, we began consolidating the assets and liabilities of the property and its operating results effective August 1, 2023.
(b)Metropolis at Innsbrook is an operating property consisting of 402 units. We have a call option which takes effect on June 1, 2024 to exercise our purchase option on Metropolis at Innsbrook when the property achieves 90% occupancy, which we anticipate will occur in October 2024.
(c)Views of Music City phase II had 88 units placed in service during Q4 2023 and became an operating property consisting of 209 total units as of October 2, 2023. The Crockett is an operating property consisting of 199 units delivered in Q1 2023. We have until April 4, 2024 and October 1, 2024 to exercise our purchase options on The Crockett and Views of Music City II, respectively.

DEBT SUMMARY AS OF DECEMBER 31, 2023
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$234,479	6.6%	Floating	2.1
Unsecured term loans (b)	600,000	6.5%	Floating	3.5
Secured credit facilities (c)	586,286	4.2%	Floating/Fixed	4.9
Mortgages	1,094,933	3.8%	Fixed	4.3
Total Principal	2,515,698	4.8%		4.0
Loan premiums (discounts), net	44,483
Unamortized deferred financing costs	(10,772)
Total Consolidated Debt	2,549,409
Market Equity Capitalization, at period end	3,528,996
Total Capitalization	$6,078,405
(a)Unsecured revolver total capacity is $500,000, of which $234,479 was drawn as of December 31, 2023. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $510,038 secured credit facility, three tranches of which, in an aggregate principal amount of $469,570, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the quarter ended December 31, 2023, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization, discount accretion, and interest capitalization was 4.2%.
(e)As of December 31, 2023, we maintained the below hedges that have effectively fixed a portion of our floating rates debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Forward starting collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT MATURITY, DEBT COVENANT AND UNENCUMBERED ASSET STATS
AS OF DECEMBER 31, 2023
Dollars in thousands

(a)Debt maturity schedule reflects actual as of December 31, 2023 and proforma maturities upon completion of our Portfolio Optimization and Deleveraging Strategy.
Debt Covenant Summary (b)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	33.2%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.59x	Yes
Unsecured leverage ratio	≤ 60%	25.4%	Yes
(b)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is filed as Exhibit 10.1 of our Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics (c)

	Total Units (d)	% of Total	Gross Assets	% of Total	Q4 2023 NOI (d)	% of Total
Unencumbered assets	18,164	52.8%	$3,530,736	50.7%	$55,395	53.3%
Encumbered assets	16,267	47.2%	3,429,818	49.3%	48,616	46.7%
	34,431	100.0%	$6,960,554	100.0%	$104,011	100.0%
(c)Upon completion of our Portfolio Optimization and Deleveraging Strategy, we expect unencumbered assets to represent approximately 55.3% of our total units, 53.5% of our gross assets, and 55.7% of our total NOI.
(d)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Total debt	$2,549,409	$2,715,710	$2,650,805	$2,628,632	$2,631,645
Less: cash and cash equivalents	(22,851)	(17,216)	(14,349)	(12,448)	(16,084)
Less: loan discounts and premiums, net	(44,483)	(50,772)	(53,520)	(56,256)	(59,937)
Total net debt	$2,482,075	$2,647,722	$2,582,936	$2,559,928	$2,555,624
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Net (loss) income	$(41,654)	$3,986	$10,988	$8,872	$34,524
Other revenue	(316)	(232)	(354)	(239)	(306)
Property management expenses	6,660	7,232	6,818	6,371	6,593
General and administrative expenses	5,043	3,660	5,910	8,154	5,739
Depreciation and amortization expense	55,902	55,546	53,984	53,536	52,161
Casualty losses (gains), net	59	35	680	151	(1,690)
Interest expense	23,537	22,033	22,227	22,124	23,337
Loss on impairment (gain on sale) of real estate assets, net	56,263	11,268	—	(985)	(17,044)
Loss on extinguishment of debt	124	—	—	—	—
Other loss (income), net	79	369	72	(93)	(57)
Loss (gain) from investments in unconsolidated real estate entities	1,330	1,178	1,205	776	(242)
Merger and integration costs	—	—	—	—	2,028
Restructuring costs	—	—	—	3,213	—
NOI	$107,027	$105,075	$101,530	$101,880	$105,043
Less: Non same-store portfolio NOI	11,120	11,296	10,454	11,097	12,175
Same-store portfolio NOI	$95,907	$93,779	$91,076	$90,783	$92,868
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on value add renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on value add renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Total assets	$6,280,175	$6,577,790	$6,517,400	$6,493,747	$6,532,095
Plus: accumulated depreciation (a)	606,404	570,966	523,446	475,001	426,097
Plus: accumulated amortization	73,975	76,691	76,558	76,558	76,710
Total gross assets	$6,960,554	$7,225,447	$7,117,404	$7,045,306	$7,034,902
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.